MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (“Agreement”) is entered into as of the 18th day of December, 2007 by and among TC Websites LLC, a Delaware limited liability company with offices at 12481 High Bluff Drive, San Diego, CA 92130 (the “Company”), Chaotic USA Entertainment Group, Inc., with offices at 3830 Valley Center Drive, Suite 705-405 San Diego, CA 92130 (“Seller”) and 4Kids Websites, Inc., a Delaware Corporation with offices at 1414 Avenue of the Americas, New York, NY 10019 (“Purchaser”). The Company, Purchaser and Seller are individually herein referred to as a “Party” and collectively, the “Parties”).

In consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

ARTICLE I

PURCHASE AND SALE OF MEMBERSHIP INTERESTS

1.01	Purchase and Sale of Membership Interests.

(a)       Subject to the terms and conditions of this Agreement, Purchaser, agrees to purchase at the Closing, and Seller agrees to sell, at the Closing, five (5) units of its Membership Interest in the Company (the “Interests”) for an amount equal to $650,000 (the “Purchase Price”) representing the forgiveness of certain debts owed by Seller to Purchaser. For the avoidance of doubt, all amounts due or to become due (other than said $650,000) with respect to expenses previously incurred or to be incurred by Company shall be paid as is provided in Article 3 of the Company Operating Agreement.

(b)       The Parties hereby waive their respective rights and obligations pursuant to Article 8 of the Company Operating Agreement solely with respect to the transaction contemplated herein. The Parties hereby consent to the transfer by Seller to Purchaser of the five (5) units of its Membership Interest in the Company.

(c)       The Parties agreed to execute and deliver any and all documents that may be necessary or desirable to vest in Purchaser all right, title and interest in and to the five (5) units of its Membership Interest in the Company been transferred from Seller to Purchaser, including, without limitation, a revised Exhibit A to the Company Operating Agreement (a copy of which is attached hereto as Exhibit A) and the Assignment and Acceptance of Assignment and Agreement to Be Bound (a copy of which is attached hereto as Exhibit B).

(d)       The Parties further agree to amend Article 5 of the Company Operating Agreement so that it is equivalent to the Article 5 contained in the Operating Agreement for TC Digital Games LLC.

1.02          Closing.          The closing of the purchase and sale of the Interests to be acquired by Purchaser from Seller under this Agreement shall take place on December 18, 2007, at 2:00 p.m. (the “Closing”).

1.03	Representations by Purchaser .

Purchaser hereby represents and warrants as follows:

(a)       Binding Obligations. This Agreement, and all Exhibits hereto, have been duly authorized, executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, suretyship, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

(b)       Due Authorization. To the extent required by law, this Agreement and any Exhibits hereto have been duly authorized, executed and delivered by the Board of Directors and/or stockholders of Purchaser.

(c)       Preexisting Relationship or Experience. (i) Purchaser has a preexisting personal or business relationship with Company and/or one or more of its Managers (as defined in the Operating Agreement), officers or control persons, or (ii) by reason of Purchaser’s business or financial experience, or by reason of the business or financial experience of Purchaser’s financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by Company or any Affiliate (as defined in the Operating Agreement) or selling agent of Company, Purchaser is capable of evaluating the risks and merits of an investment in the Interests and of protecting Purchaser’s own interests in connection with this investment.

(d)       No Advertising. Purchaser has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Interests.

(e)       Investment Intent. Purchaser is acquiring the Interests for investment purposes for Purchaser’s own account only, and not with a view to or for sale in connection with any distribution of all or any part of the Interests. No other person will have any direct or indirect beneficial interest in or right to Purchaser’s Interests.

(f)        Residency. Purchaser has its principal place of business in the state in which Purchaser’s address is located.

(g)       Economic Risk. Purchaser is financially able to bear the economic risk of an investment in the Interests, including the total loss thereof.

(h)       No Registration of Interests. Purchaser acknowledges that the Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under the California Corporate Securities Law of 1968, as amended, or any Delaware or other applicable blue sky laws in reliance, in part, on Purchaser’s representations, warranties and agreements herein. Purchaser represents, warrants, and agrees that Company and the managers are under no obligation to register or qualify the Interests under the Securities Act or under any state securities law, or to assist Purchaser in complying with any exemption from registration and qualification.

(i)        Restricted Securities. Purchaser understands that the Interests are “restricted securities” under the Securities Act in that the Interests will be acquired from Seller in a transaction not involving a public offering, and that the Interests may be resold without registration under the Securities Act only in certain limited circumstances, and that otherwise the Interests must be held indefinitely.

(j)        No Disposition in Violation of Law. Without limiting the representations set forth above, Purchaser will not make any disposition of all or any part of Purchaser’s Interests which will result in the violation by Purchaser or by Company of the Securities Act, the California Corporate Securities Law of 1968, or any Delaware or other applicable securities laws. Without limiting the foregoing, Purchaser agrees not to make any disposition of all or any part of the Interests unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or (ii) Purchaser has notified Company of the proposed disposition and has furnished Company with a detailed statement of the circumstances surrounding the proposed disposition, and reasonably requested by Company, Purchaser has furnished Company with a written opinion of counsel, reasonably satisfactory to Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

(k)       Legends. Purchaser understands that the certificates (if any) evidencing the Interests may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH IN THIS COMPANY’S OPERATING AGREEMENT.”

Any legend required by applicable state securities laws.

(l)        Investment Risk. Purchaser acknowledges that the Interests are a speculative investment which involves a substantial degree of risk of loss by Purchaser, that Purchaser understands and takes full cognizance of the risk factors related to the purchase of the Interests, and that Company is newly organized.

(m)      Information Reviewed. Purchaser has received and reviewed certain information Purchaser considers necessary or appropriate for deciding whether to purchase the Interests. Purchaser has had an opportunity to ask questions and receive answers from Company and its Managers, officers and employees regarding the terms and conditions of purchase of the Interests and regarding the business, financial affairs and other aspects of Company.

(n)       No Representations by Company. Neither the Management Committee (as defined in the Operating Agreement) nor any agent nor employee of Company, nor any other Person has at any time expressly or implicitly represented, guaranteed or warranted to Purchaser that a percentage of profit and/or amount or type of consideration will result from an investment in the Interests, that past performance or experience on the part of the manager or their Affiliates or any other Person in any way indicates the predictable results of the ownership of the Interests or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to Purchaser by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in Company.

(o)       Consultation with Attorney. Purchaser has been advised to consult with Purchaser’s own attorney regarding all legal matters concerning an investment in Company and the tax consequences of participating in Company, and has done so, to the extent Purchaser considers necessary.

(p)       Tax Consequences. Purchaser acknowledges that the tax consequences to Purchaser of investing in Company will depend on Purchaser’s particular circumstances, and that neither Company, the managers, members, nor the partners, shareholders, managers, agents, officers, directors, employees, Affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Purchaser of an investment in Company. Purchaser will look solely to, and rely upon, Purchaser’s own advisers with respect to the tax consequences of this investment.

(q)       No Assurance of Tax Benefits. Purchaser acknowledges that there can be no assurance that the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder will not be amended or interpreted in the future in such a manner so as to deprive Company and the members of some or all of the tax benefits they might now receive, or that some of the deductions claimed by Company or the allocations of items of income, gain, loss, deduction or credits among the members may not be challenged by the Internal Revenue Service.

(r)        Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(s)       Indemnity. Purchaser shall indemnify, hold harmless and defend Company, the managers, each and every other member, and any officers, directors, shareholders, managers, employees, partners, agents, attorneys and control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any misrepresentation, misstatement of facts or omission to represent or state facts made by Purchaser in this Article 1 against losses, liabilities, and expenses of Company, the Managers, each and every other member, and any officers, directors, shareholders, managers, employees, partners, attorneys, accountants, agents and control persons of any such Person (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred by such person in connection with such action, suit, proceeding or the like.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Schedule of Exceptions, Seller hereby represents and warrants to Purchaser as follows:

2.01	Organization and Standing of Company.

(a)       Seller is a duly organized and validly existing corporation in good standing under the laws of the State of California and has all requisite power and authority to execute and deliver this Agreement and all Exhibits thereto, to transfer and deliver the Interests to Purchaser and to perform its other obligations pursuant hereto and thereto.

(b)       Seller has good and marketable title to such Interests free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The offer and sale of all Interests in Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

2.02	Corporate Action.

(a)       This Agreement, and all Exhibits hereto, have been duly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, suretyship, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

(b)       To the extent required by law, this Agreement and any Exhibits hereto have been duly authorized, executed and delivered by the Board of Directors and/or stockholders of Seller.

(c)       The transfer, sale and delivery of the Interests from Seller to Purchaser have been duly authorized by all required action of Seller; the Interests have been validly issued, with no personal liability attaching to the ownership thereof and are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Seller except as set forth in this Agreement and any of the Exhibits thereto; and

2.03          Governmental Approvals. Except for the filing of any notice prior or subsequent to the transfer and assignment that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by Seller of this Agreement, for the offer, transfer, sale, execution or delivery of the Interests, or for the performance by Seller of its obligations under this Agreement and/or any Exhibits hereto.

2.04          Litigation. Except for the litigation brought by Katzke v. Chaotic USA et. al., the arbitration noticed by Epic Cycle against Seller and Epic Cycle v. Chaotic USA litigation in the Superior Court of the State Court of California, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller or any officer or director of Seller affecting the Interests or any properties or assets of Seller transferred or assigned by Seller to Company in exchange for any Interests in Company. To the best of Seller’s knowledge, there has not occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted, affecting the Interests or any properties or assets of Seller transferred or assigned by Seller to Company in exchange for any Interests in Company. There are no actions or proceedings pending or, to the Seller’s knowledge, threatened (or any basis therefor known to Seller) which might result, either in any case or in the aggregate, in any material adverse change in the business or operations of Company.

2.05          Compliance with Other Instruments. Seller is in compliance, in all material respects, with the material terms and provisions of all material agreements affecting the Interests or any properties or assets of Seller transferred or assigned by Seller to Company in exchange for any Interests in Company.

2.06          Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Seller or Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by Seller or its respective agents.

ARTICLE III

MISCELLANEOUS

3.01           Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) delivered personally to the Party or to an executive officer of the Party to whom the same is directed, (ii) sent by certified mail, return receipt requested, postage prepaid, addressed to the Party’s and/or Company’s address as it appears in Company’s records, as appropriate, or (iii) sent by nationally recognized overnight courier addressed to the Party’s and/or Company’s address as it appears in Company’s records, as appropriate. Except as otherwise provided in this Agreement, any such properly addressed notice that is sent via certified U.S. mail shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, and any notice that is sent via overnight courier shall be deemed to be given on the date of delivery of such notice.

3.02          Governing Law. This Agreement and the application or interpretation hereof shall be governed exclusively by its terms and by the laws of the State of Delaware (without resort to Delaware’s conflict of laws provisions).

3.03           Jurisdiction. In the event that Purchaser elects to bring a cause of action, Purchaser shall bring such cause of action and agrees to the exclusive jurisdiction of the state and federal courts sitting in San Diego, California. In the event that Seller elects to bring a cause of action, Seller shall bring such cause of action and agrees to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York. Each Party further agrees that personal jurisdiction over such Party may be effected by service of process as provided in Section 4.01 of this Agreement, and that when so made shall be as if served upon such Party personally within the State of such Party’s domicile. Notwithstanding the jurisdiction of any dispute, the parties agree that any such cause of action shall be governed by the laws of Delaware.

3.04          Attorneys’ Fees. In the event that any dispute between Company and any Party or among the Parties should result in litigation, the prevailing Party in such dispute shall be entitled to recover from the other Party all reasonable fees, costs, and expenses of enforcing any right of the prevailing Party, including without limitation, reasonable attorneys’ fees and expenses.

3.05          Complete Agreement. This Agreement, each Exhibit hereto and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Parties with respect to the subject matter herein and therein contained and replace and supersede all prior written and oral agreements or statements by and between the Parties concerning the subject matter hereof No representation, statement, condition or warranty not contained in this Agreement or the Certificate shall be binding on the Parties or have any force or effect whatsoever.

3.06          Amendments. This Agreement may be amended only with the written consent of Parties.

3.07          Additional Documents and Acts. Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

3.08          Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. In the event any claim is made by any Party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or his or her counsel.

3.09          Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

3.10          Waivers. The failure of any Party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

3.11          Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any Party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

3.12          Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

3.13          Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

3.14          Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and Managers and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any Party to this Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of Company.

3.15          Confidentiality. No Party or Manager shall, during the period such Party is a Party and for a period of two (2) years after such Party has ceased to be a Party or Manager, disclose any confidential or proprietary information with respect to Company to any Person, except (i) with the prior written consent of the other Parties; (ii) to the extent necessary to comply with law (including, without limitation, Purchaser’s obligation as a subsidiary of 4Kids Entertainment, Inc., a public corporation, to disclose material transactions affecting 4Kids Entertainment, Inc.) or the valid order of a court of competent jurisdiction; (iii) as part of its normal reporting or review procedure to its Affiliates, its auditors, attorneys and professional advisors; provided, however, that such auditors, attorneys and professional advisors and Affiliate shall have a need to know such confidential or proprietary information and shall be instructed by the disclosing Party as to the requirements of this Section 3.15; (iv) in connection with the enforcement of such Party’s rights hereunder; (v) to a prospective purchaser of all or a portion of such Party’s Interests in connection with a sale thereof in accordance with the terms of this Agreement; provided, however, that such prospective purchaser agrees to be bound by the provisions of this Section 3.15.

3.16          Publicity. No public announcement of any kind shall be made by Company, Purchaser or by Seller, or by any Affiliate thereof, with respect to the content of this Agreement without the prior written consent of the Parties.

3.17          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.18          Survival of Representations and Warranties. All representations and warranties made in this Agreement, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of one (1) year after the date hereof, provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery, except as to such representations and warranties that speak as of a particular date, in which case such representations and warranties need only be accurate as of such date.

3.19          California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CHAOTIC USA ENTERTAINMENT GROUP , INC.	4KIDS WEBSITES, INC.

By: /s/ John T. Milito Name: John T. Milito Title: EVP	By: /s/ Samuel R. Newborn Name: Samuel R. Newborn Title: EVP

TC WEBSITES LLC

By: /s/ Bryan C. Gannon Name: Bryan C. Gannon Title: CEO

EXHIBIT A

INITIAL CAPITAL CONTRIBUTIONS AND

PERCENTAGE INTERESTS

Name and Address of Members	Initial Capital Contribution and Initial Capital Account	Number of Units	Member’s Percentage Interest
4Kids Websites, Inc. 1414 Avenue of the Americas New York, New York 10019 Attn: Samuel R. Newborn, Esq.		55	55%
Chaotic USA Entertainment Group, Inc. 3830 Valley Center Drive Suite 705-405 San Diego, CA 92130 Attention: Messrs. Gannon and Milito		45	45%
TOTALS:		100	100%

Managers’ Names:

Bryan Gannon

John Milito

Bruce Foster

Samuel Newborn

Tax Matters Member: 4Kids Websites, Inc.

EXHIBIT B

FORM OF ASSIGNMENT

Assignment

The undersigned Member of TC Websites LLC, a Delaware limited liability company (the “Company”), hereby transfers and assigns the undersigned’s entire rights, title and interest in and to five (5) Units (the “Transferred Interest”) in the Company to 4Kids Websites, Inc. (“Assignee”), and transfers all of the undersigned’s obligations relating to the Transferred Interest to the Assignee. It is the intent of the undersigned that the Assignee shall succeed to the Transferred Interest as a “Substitute Member.”

This Assignment shall be effective as of December 18, 2007.

/s/ John T. Milito
Chaotic USA Entertainment Group, Inc. [Transferring Member]

Acceptance of Assignment and

Agreement To Be Bound

The undersigned acknowledges having received and read a copy of that certain Operating Agreement dated as of December 11, 2006 (the “Operating Agreement”) of TC Websites LLC, a Delaware limited liability company (the “Company”). The undersigned hereby (i) accepts the foregoing Assignment, (ii) agrees to hold said Transferred Interest as a Substitute Member, and (iii) agrees to be bound by all of the terms and conditions of the Operating Agreement.

This Acceptance of Assignment and Agreement to be Bound shall be effective as of December 18, 2007.

/s/ Samuel R. Newborn
4Kids Websites, Inc.[Assignee]

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